U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D. C. 20549


                              FORM N-2


[ X ] REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
      ACT OF 1940

[ X ] Amendment No. 19


      Commission File Number 811-3135


      PMD Investment Company
      (Exact Name of Registrant as Specified in Charter)


      10050 Regency Circle, Suite 315, Omaha, Nebraska  68114
      (Address of Principal Executive Offices)

      402-392-0608
        (Registrant's Telephone Number, including Area Code)


     J.G. Sawicki
     10050 Regency Circle, Suite 315
     Omaha, Nebraska 68114
     (Name and Address of Agent for Service)


     Copy to:

     Kim M. Argo
     Abrahams Kaslow & Cassman
     8712 West Dodge Road, Suite 300
     Omaha, Nebraska  68114


     PART A

    INFORMATION REQUIRED IN A PROSPECTUS


Items 1, 2, 3.2, 4, 5, 6 and 7. Omitted pursuant to Paragraph 3 of General Instruction G to Form N-2.

Item 3.   Fee Table and Synopsis.  Not applicable.

Item 8.   General Description of the Registrant.

     1.   General.

          a. The Registrant was organized as a corporation under the laws of Nebraska on October 26, 1962.

          b. The Registrant is classified as a Closed-end Diversified Management Company under sections 4 and 5 of the Investment Company Act of 1940.

     2.   Investment Objectives and Policies.

          a. Recital of Investment Objectives: The investment objective of the Registrant, which may not be changed without the vote of the holders of a majority of the Registrant's outstanding voting securities, is to obtain as high a level of interest income as is consistent with prudent investment management and the preservation of capital of the Registrant; provided, that at all times at least fifty percent (50%) of the value (as defined in Section 851(c)(4) of the Internal Revenue Code of 1986 or the comparable provision of any later internal revenue law of the United States) of the total assets of the Registrant shall consist of obligations described in Section 103(a) of the Internal Revenue Code of 1986 or the comparable provision of any later internal revenue law of the United States. Information concerning the types of securities in which the Registrant intends to invest and the types of securities which will constitute the major portfolio emphasis of the Registrant appears below in Item 8.2.c.

          b. Recital of Fundamental Policies: The following statements represent the policy of the Registrant with respect to the indicated activities:

               (1)  The Registrant will not issue senior
securities.

               (2) The Registrant will not purchase securities on margin (except such short-term credits as are necessary for the clearance of transactions) or effect a short sale of any security. The Registrant will not write, purchase, or sell put or call options, or combinations thereof, except that the Registrant may write a call option for securities it owns at the time of selling the option, not to exceed securities representing 10% of the Registrant's total assets, in which case the Registrant will continue to hold the underlying security during the life of the call option.

               (3) The Registrant will not borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow from banks, so long as the aggregate of any such borrowings does not exceed 5% of the value of the Registrant's total assets immediately prior to the time of the loan.

               (4) The Registrant will not underwrite securities of other issuers and will not acquire restricted securities (securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public) unless the Registrant's investment advisor determines that such restricted securities are readily marketable pursuant to an exemption from registration under such Act.

               (5) The Registrant will not concentrate its investments in a particular industry or group of industries.

               (6) The Registrant will not purchase or sell real estate or real estate mortgage loans, but the Registrant may invest in bonds or other debt securities which are secured by real estate or interests therein, including but not limited to real estate mortgages.

               (7) The Registrant will not purchase or sell commodities or commodity contracts, including but not limited to futures contracts in a contract market or other futures market.

               (8) The Registrant will not make loans to other persons except through the purchase of a portion of an issue of publicly distributed debt securities.

               (9) At least 75% of the value of the Registrant's total assets will consist of (i) cash and cash items (including receivables), (ii) Government securities (securities issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States), (iii) securities of other investment companies, and (iv) other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of the Registrant and to not more than 10% of the outstanding voting securities of such issuer. Except upon complying with the requirements of
Section 12(d) of the Investment Company Act of 1940, the Registrant will not invest in securities of other investment companies in aggregate amounts in excess of 10% of the value of the Registrant's total assets, will not invest more than 5% of the value of the Registrant's total assets in any one investment company, and will not own more than 3% of the total outstanding voting stock of any investment company. The Registrant may, however, acquire securities of other investment companies in connection with a merger or similar combination.

          c. Recital of Investment Policies: The significant investment policies of the Registrant which are not deemed fundamental and which may be changed without shareholder approval are as follows:

               (1) The Registrant does not intend to invest in any issuer's securities for the purpose of exercising control of such issuer.

               (2) The Registrant does not intend to invest in foreign securities or to engage in arbitrage activities.

               (3) The Registrant will seek to accomplish its investment objective stated in Item 8.2.a. by:

                    (a) Investing at least sixty percent (60%) of its assets in:
(i) debt obligations issued by states, territories, and possessions of the United States, the District of Columbia, the Commonwealth of Puerto Rico, and their political subdivisions and instrumentalities, the interest on which is, at the time of the issuance of such debt obligations in the opinion of bond counsel for the issuers, exempt from federal income tax (such debt obligations generally being referred to as "Municipal Securities"); and (ii) securities of other regulated investment companies (subject to applicable restrictions imposed by the Investment Company Act of 1940) whose investments consist exclusively of Municipal Securities; and

                    (b) Investing up to forty percent (40%) of its assets in fixed-income debt securities, the interest on which is not, at the time of the issuance of such fixed-income debt securities, exempt from federal income tax (such fixed-income debt securities generally being referred to as "Fixed-Income Securities"); and (ii) securities of other regulated investment companies (subject to applicable restrictions imposed by the Investment Company Act of 1940) whose investments consist exclusively of Fixed-Income Securities.

               (4) The Municipal Securities in the which the Registrant may invest (or, if the Registrant invests in securities of other regulated investment companies, the Municipal Securities in which such other regulated investment companies may invest) either will be rated (at the time of purchase by the Registrant or such other regulated investment company) by Moody's Investors Service, Inc. ("Moody's") within its three highest rating categories for municipal obligations (AAA, AA and A) or within Moody's short-term municipal obligations top rating categories of MIG 1 and MIG 2 or by Standard & Poor's Company ("S&P") within its three highest rating categories for municipal obligations (AAA, AA and A) or if unrated will be deemed by the Registrant's investment advisor to be of comparable quality. The Registrant will not be required to dispose of a Municipal Security held by it if such Municipal Security's rating is downgraded by Moody's or by S&P to a rating below the minimum ratings set forth in this paragraph 4, although the Registrant's investment adviser shall consider whether continued investment in such Municipal Security is consistent with the Registrant's investment objectives and shall promptly after such Municipal Security's rating is downgraded notify the Registrant of its determination whether the Registrant should sell or otherwise dispose of such Municipal Security.

               (5) The Fixed-Income Securities in which the Registrant may invest must be of investment grade. A Fixed- Income Security will be deemed to be of "investment grade" if, at the time of acquisition by the Registrant, the Fixed-Income Security is rated at least Baa by Moody's or BBB by S & P's, or at a comparable rating by another nationally recognized rating organization. The Registrant will not be required to dispose of a Fixed-Income Security held by it if such Fixed-Income Security's rating falls below investment grade, although the Registrant's investment adviser shall consider whether continued investment in such Fixed-Income Security is consistent with the Registrant's investment objectives and shall promptly after such Fixed-Income Security's rating is downgraded notify the Registrant of its determination whether the Registrant should sell or otherwise dispose of such Fixed-Income Security.

               (6) The Registrant may invest in short-term Municipal Securities and Fixed-Income Securities and may engage in short-term trading (selling securities held for brief periods of time, usually less than three months) if it believes, upon the advice of its investment adviser, that such transactions, net of costs including taxes, if any, would improve the overall return on the Registrant's investment portfolio. However, the Registrant's voluntary short-term trading will be limited to the extent necessary to enable the Registrant to qualify as a "regulated investment company" under the Internal Revenue Code of 1986; accordingly, the Registrant will limit such trading to the extent necessary to preclude its deriving 30% or more of its gross income in any taxable year from the sale or other disposition of securities held for less than three months.

          d. During the years ended December 31, 1998 and 1999, the Registrant's portfolio turnover rates were 16.6% and 0%, respectively. The Registrant generally expects that its investment objective will be pursued with limited portfolio turnover (other than as a result of bond maturities), except as required by prudent investment management and to obtain cash in connection with the periodic redemptions of shares which the Registrant may make from its shareholders who wish to have their shares redeemed. See Item 8.2.c. concerning the Registrant's policy with respect to short-term trading and Item 8.5.d. concerning such periodic redemptions.

     3.   Risk Factors.

     The principal risk factors associated with an investment in the Registrant are the following:

          a. There is no market for the Registrant's shares other than the semi-annual redemption program that the Registrant presently makes available to its shareholders. (See Item 8.5.d below.) There is no requirement that such program continue to be made available, although the Registrant does not presently contemplate the termination of such program. The redemption price is the applicable net asset value of the Registrant's shares, which fluctuates as the market prices of the securities held in the Registrant's portfolio fluctuate.

          b. The income stream provided by the Registrant's shares is dependent upon the interest payments that the Registrant receives on its portfolio investments. As bonds with a particular rate of interest mature or are called for early redemption by the issuer, there is no assurance that the Registrant will be able to replace such bonds with other bonds that will have an equivalent yield. In recent years, as interest rates in general have declined in the United States municipal bond market, the overall yield on the Registrant's portfolio has declined.

          c. A default in the payment of principal by an issuer of a bond held in the Registrant's portfolio could result in a loss of some or all of the principal value of such bond, with a corresponding reduction in the Registrant's assets and net asset value per share. A default in the payment of interest by an issuer of a bond held in the Registrant's portfolio could result in a reduction in the Registrant's income available for the payment of dividends to its shareholders.

     4.   Other Policies.

     There are no investments that will be made by Registrant that are not disclosed elsewhere in this Item 8.

     5.   Share Price Data.

          a. The Registrant's Common Stock (its only security) is not listed on any stock exchange.

          b. Not applicable.

          c. The Registrant believes that the market for its Common Stock has been inactive since April 1981. At December 31, 1999, the net asset value of the Registrant's Common Stock was $4.17 per share.

          d. Not applicable.

          e. If a market for the Registrant's Common Stock were to develop, it is possible that the market price for the Registrant's Common Stock would be less than the net asset value per share of such Common Stock from time to time since closed-end investment companies' securities frequently trade for amounts less than the net asset value.

     The Registrant has established an arrangement which permits its shareholders, at such shareholders' option, to have their shares of the Registrant's Common Stock redeemed at net asset value on June 30 and December 31 of each year if certain conditions (including but not limited to 90 days' advance notice from a shareholder who intends to have shares redeemed) are satisfied by such shareholders. The Registrant is unable to predict the effect, if any, that such redemption arrangement would have on the market price of the Registrant's Common Stock if a market for such stock develops. The specific details of such arrangement appear in Exhibit S to this registration statement.

     6.   Business Development Companies.

          Not applicable.

Item 9.   Management.

     1.   General.

          a. Board of Directors. The responsibilities of the board of directors with respect to the management of the Registrant consist of (i) periodic meetings with and reviews of the performance of the Registrant's investment adviser, (ii) periodic reviews of the Registrant's investment portfolio, (iii) election of corporate officers of the Registrant, (iv) declaration of dividends, and (v) in general, the direction of the business and affairs of the Registrant.

          b. Investment Advisers.

               (1) The following information relates to the Registrant's investment adviser:

                    (a) First National Bank of Omaha ("FNBO"), One First National Center, 1620 Dodge Street, Omaha, Nebraska, 68102.

                    (b) FNBO has been engaged in the investment advisory business, as a registered investment adviser under the Investment Advisers Act of 1940, since 1962. FNBO provides a full range of financial and trust services to businesses, individuals, and government entities. The FNBO trust division provides a full range of administrative services including estate settlement, personal trust administration, employee benefit administration and record keeping, institutional custody, corporate trust services, and transfer and paying agent services.

                    (c) FNBO, the Registrant's investment advisor, is a national banking association and is a subsidiary of First National of Nebraska, Inc. a Nebraska corporation. First National of Nebraska, Inc. currently owns 99.66% of the outstanding voting securities of FNBO.

                    (d) No affiliated person of the Registrant is also an affiliated person of FNBO.

               (2) The following relates to the services provided by the Registrant's investment adviser:

                    (a) Under the investment advisory agreement between the Registrant and FNBO, FNBO is required to use its staff and other facilities to perform a continuous review of the Registrant's portfolio of securities and to determine what securities should be purchased or sold by the Registrant (including the placing of orders for the purchase and sale of such securities), what portion of the assets of the Registrant should remain uninvested, and the extent to which the Registrant should otherwise use its investment powers (all in a manner consistent with the Registrant's investment policies and restrictions). At its own expense FNBO may employ, retain, or otherwise avail itself of the services and facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, and such other information, advice, or assistance as FNBO may deem necessary, appropriate, or convenient for the discharge of its obligations under the agreement. FNBO also is required to maintain a continuous record of all of the Registrant's securities and to furnish to the Registrant's Board of Directors, upon request, a resume of the Registrant's securities portfolio. FNBO also must report to the Registrant's Board of Directors on all matters pertaining to FNBO's services as investment adviser at the regular meetings of the Board and at such other times as the Board may request. FNBO must pay all of the costs and expenses of performing the services described above. The Registrant, however, must pay all brokerage commissions (if any) on its portfolio transactions.

                    (b) There is no expense limitation provision in the agreement between the Registrant and FNBO.

               (3) The following sets forth the compensation of the Registrant's investment adviser:

                    (a) The investment advisory agreement between the Registrant and FNBO provides for a monthly fee equal to 1/12 of 0.25% of the first $10,000,000 of the net asset value of the Registrant on the last day in each month on which the New York Stock Exchange is open for trading and for a monthly fee on the Registrant's net asset value in excess of $10,000,000 on such last trading day equal to 1/12 of 0.15% of such excess net asset value, with a minimum fee of $10,000 for each successive 12-month period.

                    (b) The investment advisory fees paid to or accrued for the year ended December 31, 1999, were $32,565, and for the year ended December 31, 1998, were $31,839. The investment advisory fees paid to or accrued for the Registrant's prior investment advisor, Mentor Investment Advisors, L.L.C. (formerly known as Commonwealth Investment Counsel, Inc.) for the year ended December 31, 1997 were $9,847.

         c. Portfolio Management. Following are the names and titles of the persons employed by or associated with the investment adviser who are primarily responsible for the day-to- day management of the Registrant's portfolio, the length of time that each person has been primarily responsible for the management of the Registrant's portfolio, and each person's business experience during the past five years:

               (1) Richard D. Chapman, Chief Investment Officer and Vice President. Mr. Chapman has 29 years of investment management experience. Mr. Chapman has been primarily responsible for the management of the Registrant's portfolio since June 1997. In 1971, Mr. Chapman received his B.S. degree from the University of Nebraska at Omaha and joined the investment group of FNBO.

               (2) John G. Woolway, CFA, Vice President and Head of Fixed Income. Mr Woolway has 13 years of investment management experience. Mr. Woolway has been primarily responsible for the management of the Registrant's portfolio since June 1997. Prior to joining FNBO in 1993, Mr. Woolway was a Portfolio

Manager at FirsTier Bank and a Fixed Income Analyst at Chicago Title and Trust Company in Chicago, Illinois. Mr. Woolway received his B.S. degree from the University of Iowa in 1985 and his M.B.A. from DePaul University in 1991.

               (3) Michael D. Hansen, CFA, Portfolio Manager and Fixed Income Analyst. Mr. Hansen has 10 years of investment management experience. Mr. Hansen has been primarily responsible for the management of the Registrant's portfolio since June 1997. Mr. Hansen joined FNBO in 1997 after seven years with the Nebraska Investment Council where he served as the Fixed Income Portfolio Manager. Mr. Hansen received his B.S. degree from the University of Nebraska at Lincoln in 1988.

               (4) Greg Ritchey, Money Market Portfolio Manager and Fixed Income Analyst. Mr. Ritchey has 6 years of investment management experience. Mr. Ritchey has been primarily responsible for the management of the Registrant's portfolio since February 1999. Mr. Ritchey received his B.S. degree from the University of Kansas in 1989 and his M.B.A. from the University of Kansas in 1994. Mr. Ritchey joined FNBO in 1994.

               (5) Sharon Chu, Fixed Income Analyst. Ms. Chu has 3 years of investment management experience. Ms. Chu has been primarily responsible for the management of the Registrant's portfolio since July 1999. Prior to joining FNBO in 1998, Ms. Chu was the Assistant Security Analyst for the Overseas Investment Division of Shin Kong Life Insurance Co., Taipei, Taiwan. Ms. Chu received her B.B.A. from the National Taiwan University in 1990 and her M.B.A. from the National Taiwan University in 1996, and her Masters of Accountancy from the University of Iowa in 1998.

          d. Administrators. The Registrant is not a party to any "management related service contracts" not discussed elsewhere in this registration statement.

          e. Custodians.

               (1) The custodian of the Registrant's portfolio securities is First National Bank of Omaha ("FNBO"), One First National Center, Omaha, Nebraska 68103. FNBO is a national banking association which acts as custodian through its trust department. Under the Custodian Agreement between the Registrant and FNBO, FNBO is required to hold and dispose of, on behalf of the Registrant, certain cash, securities and other property of the Registrant (the "Property") pursuant to instructions from the Registrant. FNBO is also required to collect and receive, for the account of the Registrant, all income and other payments and distributions included or to be included in the Property and to provide other services as described in the Custodian Agreement.

               (2) The Registrant's transfer agent and dividend- paying agent is First National Bank of Omaha, One First National Center, Omaha, Nebraska 68103.

          f. Expenses. The Registrant must pay all of its own expenses for its custodian, transfer agent and registrar, accountants, and attorneys and for other expenses not covered by the investment advisory agreement with FNBO. There are no fees, expenses, or costs relating to the Registrant's business as an investment company which are to be paid by anyone other than the Registrant or FNBO. In connection with the sale of the assets of the Registrant's previous retail business, the purchaser assumed substantially all of the liabilities and obligations of such previous business and is required to pay or otherwise discharge such liabilities and obligations, although the Registrant remains contingently liable for such liabilities and obligations to the extent they have not been paid or otherwise discharged.

          g. Affiliated Brokerage. During the years ended December 31, 1997, 1998 and 1999, the Registrant paid no brokerage commissions since all of its portfolio transactions were handled on a principal (net) basis.

     2.   Non-resident Managers.

               Not applicable.

     3.   Control Persons.

     The controlling shareholder of the Registrant is the personal representative of the Estate of D. J. Witherspoon, First National Bank of Omaha, One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. The Estate of D. J. Witherspoon owned 2,989,969 shares of the Registrant's Common Stock, $0.50 par value, on March 2, 2000, which represented 89.479% of the outstanding Common Stock of the Registrant on such date. The Estate's shares presently are held of record by First National Bank of Omaha, as personal representative; such personal representative, in its fiduciary capacity, has sole voting and dispositive power with respect to such shares. The Registrant's Common Stock is its only outstanding voting security. The Estate's control has no effect on the voting rights of other shareholders of the Registrant, each of whom is entitled to vote all of his or her shares on all matters submitted to a vote of the Registrant's shareholders.


Item 10.  Capital Stock, Long-Term Debt, and Other Securities

     1.   Capital Stock.

          a. The Registrant's only class of common stock is its Common Stock, par value $0.50 per share. The holders of Common Stock are entitled to receive dividends, out of funds legally available for the payment of dividends, when and as they are declared by the Registrant's Board of Directors. The holders of Common Stock have one vote per share on all matters submitted to a vote of shareholders and are entitled to cumulate their votes in all elections for directors of the Registrant. Upon the liquidation or dissolution of the Registrant, the holders of Common Stock are entitled to share pro rata in the assets, if any, legally available for distribution to shareholders. The holders of Common Stock are not liable to further calls or to assessments by the Registrant in respect of their shares. The holders of Common Stock have no pre-emptive or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock; however, as discussed in Item 8.5.d, the Registrant has established a voluntary redemption arrangement for those shareholders who wish to avail themselves of such redemption opportunities. The details of the redemption arrangement are set forth in Exhibit S to this registration statement.

          b. Not applicable.

          c. Not applicable.

          d. Not applicable.

          e. Not applicable.

          f. Not applicable.

     2.   Long-Term Debt.

          All of the long-term debt of the Registrant was assumed by the purchaser in the asset sale transaction described in Part B, Item 16 and has been or is required to be paid by such purchaser, although the Registrant remains contingently liable for such debt until it is paid.

     3.   General.

          Registrant does not have any other classes of authorized securities.

     4.   Taxes.

          a. The Registrant believes that it is eligible to elect and has elected the tax status of a "regulated investment company" under the Internal Revenue Code of 1986 (the "Code") and intends, for the foreseeable future, to maintain that status.

          b. A "regulated investment company" which distributes to its shareholders at least 90% of its investment company taxable income, as defined in the Code, and meets certain other conditions is not taxed on the amount of such income so distributed. Dividends so distributed are taxed to the shareholders at ordinary income rates and, subject to certain limitations, qualify, in the case of eligible corporate shareholders, for the 70% dividends received deduction available under the Code (80% in the case of any dividend received after 1987 from a 20-percent owned corporation as defined in the Code). A "regulated investment company" which fails to distribute at least 90% of such investment company taxable income is taxed in the same manner as any other corporation not qualifying as a "regulated investment company", but a "regulated investment company" is not required to distribute its realized net long-term capital gain, if any.

     A non-deductible excise tax is imposed by the Code on certain undistributed income of a "regulated investment company", effective for calendar years after 1986. The tax is equal to 4% of the excess of (1) the "required distribution" (as defined in the Code) for a calendar year over (2) the "distributed amount" (as defined in the Code) for such calendar year. Subject to certain adjustments prescribed by the Code, a "required distribution" is the sum of 98% of the "regulated investment company's" ordinary income for a calendar year (as determined under the Code) plus 98% of the "regulated investment company's" capital gain net income for the one-year period ending on October 31 of such calendar year.

     A "regulated investment company" which invests at least 50% of the value of its total assets, determined at the close of each quarter of its taxable year, in certain obligations described in Section 103(a) of the Code, the interest on which is exempt from federal income taxes, may distribute, as federal income tax exempt dividends to its shareholders, the interest earned on such obligations if it designates such dividends as tax-exempt interest dividends in a written notice mailed to its shareholders and distributes annually at least 90% of such net tax-exempt interest to its shareholders. The Registrant has invested and presently intends to invest at least 50% of the value of its total assets in such tax-exempt obligations and to distribute substantially all of its net income to its shareholders so as to avail itself of the Code provisions described in this paragraph.

     Subject to certain exceptions in the Code, any loss on the sale or exchange of stock in a "regulated investment company" is disallowed to the extent the taxpayer received exempt-interest dividends and held the stock for six months or less; this provision is applicable to shares of stock whose holding period began after March 28, 1985.

     Net realized long-term capital gain (i) is excluded from the taxable income of a "regulated investment company" to the extent distributed to its shareholders and (ii) is taxed to a "regulated investment company" at the corporate capital gain rate applicable to ordinary corporations to the extent not distributed to its shareholders. Moreover, long-term capital gain dividends distributed to shareholders retain that character in the hands of the shareholders, regardless of how long any shareholder has owned his or her shares. Each shareholder is taxable at long- term capital gain rates applicable to individuals on such long- term capital gain dividends which are distributed to him or her. Each shareholder also is required to report as taxable long-term capital gain his or her proportionate share of any undistributed capital gains which are designated for such purpose by the "regulated investment company" but is allowed a tax credit in an amount equal to the tax paid by the "regulated investment company" on such proportionate share and also is allowed to increase the tax basis of his or her shares of the "regulated investment company" by an amount equal to 66% of such proportionate share.

     Any loss on the sale or exchange of stock in a "regulated investment company" will be treated as a long-term capital loss to the extent the taxpayer received distributions from the "regulated investment company" which are treated as long-term capital gain and held the stock for six months or less.

     The foregoing discussion relates only to federal income tax matters; state and local income tax treatment of the Registrant and its shareholders will not necessarily be the same as the federal income tax treatment.

         c. The Registrant presently intends to continue its policy of distributing substantially all of its net income to its shareholders on a quarterly basis. If the Registrant sustains any capital losses as a result of its investment activities, then the Registrant may retain rather than distribute any subsequent capital gains, at least to the extent of such capital losses, so as to take advantage of capital loss carryovers available for federal income tax purposes. The Registrant presently does not intend to permit reinvestment of dividends paid to its shareholders.

         d. There are no special or unusual tax aspects of the Registrant not disclosed or referred to above in this Item 10.4.

     5.   Outstanding Securities.

     The following information relates to the Registrant's Common Stock, $0.50 par value, which is the sole authorized class of capital stock of the Registrant, and is given as of March 2, 2000:



  (1)           (2)              (3)                (4)

                                                 Amount Outstand-
                            Amount Held          ing Exclusive
Title of     Amount         by Registrant or     of Amount Shown
Class        Authorized     for its Account      Under (3)


Common       20,000,000     None                 3,341,524
Stock,       shares                              shares
$0.50
par value

     6.   Securities Ratings.   Not applicable.

Item 11.  Defaults and Arrears on Senior Securities.

     1. None. All long-term debt of the Registrant which was outstanding on January 15, 1981, was assumed and is required to be paid by the purchaser of the Registrant's previous retail business (see Part B, Item 16), although the Registrant remains contingently liable for such debt until it is paid.

     2.  None.


Item 12.  Legal Proceedings.

     Neither the Registrant nor the Registrant's investment adviser is a party to any material pending legal proceedings.

Item 13.  Table of Contents of the Statement of Additional Information.

     (1)  Item 14.  Cover Page.

     (2)  Item 15.  Table of Contents.

     (3)  Item 16.  General Information and History.

     (4)  Item 17.  Investment Objectives and Policies.

     (5)  Item 18.  Management.

     (6)  Item 19.  Control Persons and Principal Holders of
                    Securities.

     (7)  Item 20.  Investment Advisory and Other Services.

     (8)  Item 21.  Brokerage Allocation and Other Services.

     (9)  Item 22.  Tax Status.

    (10)  Item 23.  Financial Statements.

                       STATEMENT OF ADDITIONAL INFORMATION


                                 March 24, 2000
                  (Date of Statement of Additional Information)




                             PMD INVESTMENT COMPANY
                              (Name of Registrant)





     This Statement of Additional Information is not a prospectus and should be read with Part A of Amendment No. 19 to the Registrant's Registration Statement on Form N-2 under the Investment Company Act of 1940 dated March 24, 2000. A copy of such Amendment No. 19 may be obtained by a written request sent to the Registrant at 10050 Regency Circle, Suite 315, Omaha, Nebraska 68114.



                       PART B - INFORMATION REQUIRED IN A
                       STATEMENT OF ADDITIONAL INFORMATION

Item 15.  Table of Contents.

     (1)  Item 16.  General Information and History.

     (2)  Item 17.  Investment Objectives and Policies.

     (3)  Item 18.  Management.

     (4)  Item 19.  Control Persons and Principal Holders of
                    Securities.

     (5)  Item 20.  Investment Advisory and Other Services.

     (6)  Item 21.  Brokerage Allocation and Other Services.

     (7)  Item 22.  Tax Status.

     (8)  Item 23.  Financial Statements.

Item 16.  General Information and History.

     Until January 15, 1981, for more than five years, the Registrant was engaged, under the name "Pamida, Inc.", in the operation of general merchandise discount department stores in thirteen Midwestern, North Central, and Rocky Mountain states. On January 15, 1981, the Registrant consummated the sale of its discount store business and related operating assets to New Pamida, Inc. and thereafter, on the same day, changed its corporate name to "PMD Investment Company". On January 16, 1981, the Registrant registered as an investment company under the Investment Company Act of 1940 by filing a Notification of Registration on Form N8-A with the Securities and Exchange Commission, and since that time the Registrant has been engaged in the business of an investment company. The Registrant has not been a party to any bankruptcy, receivership, or similar proceedings or any other material reorganization, readjustment, or succession during the past five years.

Item 17.  Investment Objectives and Policies.

     All required information is contained in Part A, Item 8.

Item 18.  Management.

     1. The following information relates to the directors and officers of the Registrant as of March 24, 2000; the Registrant has no advisory board:

(1)                        (2)                   (3)

                                            Principal
                          Positions         Occupations
Name, Address             Held with         during Past
and Age                   Registrant        5 Years


J. G. Sawicki             Director,         Since 1979, retired;
10340 Fieldcrest Court    President, and    previously, for more
Apt. 502                  Treasurer         than 5 years, vice
Omaha, NE  68114                            president of
Age 86                                      Mid-Continent Bottlers,
                                            Inc. (soft drink
                                            bottler)

Herbert B. Underwood      Director, Vice    Since 1991, retired;
4966 South 150th Plaza    President, and    previously, for
Omaha, NE 68137           Secretary         more than 5 years, an
Age 73                                      executive officer of
                                            Pamida, Inc. (owner
                                            and operator of
                                            general merchandise
                                            discount stores)

John Patrick              Director,         For more than 5
Witherspoon*              Vice President    years, engaged in the
611 Shorewood Lane                          business of real
Waterloo, NE 68069                          estate management
Age 39                                      and development

     There is no family relationship between any of such persons.

     The Registrant has no executive or investment committee.

     * John Patrick Witherspoon is the son of D. J. Witherspoon and is an interested person as defined in Section 2(a) 19 of the Investment Company Act of 1940 by reason of such relationship.

     2. None of the persons named in Item 18.1 above has any position with any affiliated person of the Registrant. The Registrant has no underwriter.

     3. Not applicable.

     4. During the year ended December 31, 1998, each director of the Registrant was entitled to receive an annual director's fee of $5,000 and an additional $500 for each meeting of the Board of Directors of the Registrant in excess of four which such director attended during such fiscal year. The aggregate remuneration paid to or accrued for the Registrant's officers and directors for 1999 was $15,000. The Registrant does not expect to pay any other or additional compensation or benefits to any of its officers or directors.

     5. The Registrant and its investment advisor have adopted codes of ethics. The codes of ethics do not permit unaffiliated directors and officers of the Registrant and employees, officers and directors of the Registrant's investment advisor to invest in securities including securities that may be purchased or held by the Registrant about which such person has material non-public information or other conflict of interest. The details of the codes of ethics are set forth in Exhibit R to this registration statement. These codes of ethics can be reviewed and copied at the Commission's Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. These codes of ethics are also available on the EDGAR Database on the Commission's Internet site at http://www.sec.gov, and copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request, at the following E-mail address: publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102.

Item 19.  Control Persons and Principal Holders of Securities.

     1. The controlling shareholder of the Registrant is the personal representative of the Estate of D. J. Witherspoon, First National Bank of Omaha, One First National Center, 1620 Dodge Street, Omaha, Nebraska 68102. The Estate of D. J. Witherspoon owned 2,989,969 shares of the Registrant's Common Stock, $0.50 par value, on March 2, 2000, which represented 89.479% of the outstanding Common Stock of the Registrant on such date. The Estate's shares presently are held of record by First National Bank of Omaha, as personal representative for the Estate of D. J. Witherspoon. The Registrant's Common Stock is its only outstanding voting security. The Estate's control has no effect on the voting rights of other shareholders of the Registrant, each of whom is entitled to vote all of his or her shares on all matters submitted to a vote of the Registrant's shareholders.

     2. The following table sets forth the name, address, and percentage of ownership of each person who owned of record on March 2, 2000, or is known by the Registrant to have owned of record or beneficially on such date, 5% or more of the Registrant's outstanding Common Stock (its only outstanding voting security):


                                               Percent of
Name and                 Number of             Outstanding
Address                  Shares                Shares


First National Bank of   2,989,969 (a)         89.479%
Omaha, Personal
Representative for the
Estate of D. J. Witherspoon
One First National Center
1620 Dodge Street
Omaha, Nebraska 68102

John Patrick Witherspoon   274,071 (b)          8.202%
1211 Howard Street
Omaha, Nebraska 68102

         a. These shares are owned of record by First National Bank of Omaha, solely in its capacity as conservator for D. J. Witherspoon; such conservator has sole voting and investment power with respect to such shares.

         b. 245,183 of these shares (7.337% of the outstanding shares) are owned both of record and beneficially by John Patrick Witherspoon. 28,888 of these shares (0.8646% of the outstanding shares) are owned of record only by Iris J. Norman, as trustee, and beneficially only by John Patrick Witherspoon; such trustee, in her fiduciary capacity, has sole voting and dispositive power with respect to such shares.

     3. No director or officer of the Registrant other than John Patrick Witherspoon owned any shares of the Registrant's Common Stock as of March 2, 2000. The Registrant has no advisory board.

Item 20.  Investment Advisory and Other Services.

     1. All information required by paragraphs 1-6 and 8 of this Item 20 is contained in Part A, Item 9.

     2. The Registrant's independent public accountant is Deloitte & Touche LLP, 2000 First National Center, Omaha, Nebraska 68102-1578. Deloitte & Touche LLP conducts an annual audit of the Registrant's financial statements; conducts a semi-annual review of the Registrant's financial statements; prepares the Registrant's tax returns; assists the Registrant in calculating dividend amounts; assists the Registrant in preparing reports which must be filed with the Commission; and prepares an annual report on internal control structure for the Registrant.

Item 21.  Brokerage Allocation and Other Services.

     1. Purchases and sales of Fixed-Income Securities, the type of securities in which the Registrant's assets presently are invested and in which the Registrant intends to invest, usually are effected by the Registrant with the issuer or with the underwriter or primary market maker acting as principal on a net basis, with no brokerage commissions being paid by the Registrant. Transactions effected through dealers serving as primary market makers reflect the spread between the bid and asked prices for the Securities. First National Bank of Omaha ("FNBO"), the Registrant's investment adviser, places all orders for purchases and sales of portfolio securities. The market for any particular issue of Fixed-Income Securities from time to time may be inactive. Such inactivity generally results in fewer dealer bid and asked prices. Moreover, the market for Fixed-Income Securities yielding a sufficient rate of return and having the quality, character, and maturity to satisfy the investment objective and policies of the Registrant may be limited from time to time. Accordingly, at any particular time there may be only one dealer or a limited number of dealers with whom FNBO may effect transactions for the purchase or sale of particular Fixed Income Securities for the Registrant. During the years ended December 31, 1997, 1998, and 1999, the Registrant paid no brokerage commissions since all of its portfolio transactions were handled on a principal (net) basis.

     2. None.

     3. Subject to the foregoing, FNBO's policy in purchasing and selling portfolio securities is to seek favorable net prices and reliable execution in connection with the purchase and sale of all portfolio securities. After these primary considerations have been met, additional consideration may be given by FNBO to other factors, such as the furnishing of supplemental research and other services, which FNBO deems to be of value to the Registrant or to FNBO in terms of the particular transaction or FNBO's overall responsibilities with respect to the Registrant. Although the Registrant's securities transactions generally do not involve the payment of any brokerage commissions, where brokerage commissions are payable FNBO may be authorized, subject to the foregoing primary considerations and to review by the Registrant's Board of Directors, to execute orders with brokers in return for brokerage and research services which are of use to the Registrant, even though the commission rates at which such orders are executed may be higher than those charged by other brokers. Such research services also may be useful to FNBO in connection with its services to other advisory clients, and FNBO may not use all of such research services in connection with the performance of its responsibilities to the Registrant.

     4. Not applicable.

     5. Not applicable.

     Item 22. Tax Status. All relevant information is contained in Part A, Item 10.4.

Item 23.  Financial Statements.

     The following financial statements of the Registrant are contained in the Annual Report of the Registrant to its shareholders which was filed with the Securities and Exchange Commission on February 28, 2000; such financial statements (but no other portion of such Annual Report) hereby are incorporated herein by reference:

          Independent  Auditors'  Report dated February 2, 2000
          Statement of Assets and Liabilities - December 31, 1999 Statement of Operations - Year Ended December 31, 1999
          Statement of Investments - December 31, 1999
          Statements of Changes in Net Assets - Years Ended
          December 31, 1999 and 1998
          Notes to Financial Statements - Year Ended December 31, 1999

                           PART C - OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

     1. Financial statements included in Part B of the registration statement:

          Independent  Auditors'  Report dated February 2, 2000
          Statement of Assets and Liabilities - December 31, 1999 Statement of Operations - Year Ended December 31, 1999
          Statement of Investments - December 31, 1999
          Statements of Changes in Net Assets - Years Ended
          December 31, 1999 and 1998
          Notes to Financial Statements - Year Ended December 31, 1999

     2.   Exhibits:

          *A. Restated Articles of Incorporation of the Registrant, as amended to date.

          *B. Second Restated By-Laws of the Registrant.

          C. None.

          *D. (1) Specimen certificates for shares of Common Stock, $0.50 par value, of the Registrant used prior to May 1, 1981.

              (2) Specimen certificate for shares of Common Stock, $0.50 par value, of the Registrant used after April 30, 1981.

          E. Not applicable.

          F. Not applicable.

          ** G. Investment Advisory Agreement dated June 16, 1997, between the Registrant and First National Bank of Omaha.

          H. Omitted pursuant to Paragraph 3 of General Instruction G to Form
N-2.

          I. Not applicable.

          *J. (1) Custodian Agreement dated January 15, 1981, between the Registrant and First National Bank of Omaha.

              (2) Letter agreement dated February 18, 1981, between the Registrant and First National Bank of Omaha relating to custodian's compensation.

          K. None.

          L. Omitted pursuant to Paragraph 3 of General Instruction G to Form
N-2.

          M. Not applicable.

          N. Omitted pursuant to Paragraph 3 of General Instruction G to Form
N-2.

          O. Omitted pursuant to Paragraph 3 of General Instruction G to Form
N-2.

          P. Not applicable.

          Q. Not applicable.

          R. (1) PMD Investment Company Code of Ethics.

             (2) First National Bank of Omaha Code of Ethics.

          ***S. PMD Investment Company Periodic Stock Redemption Arrangement, January 1, 1983.

          * Filed with the Registrant's original Registration Statement on Form N-2 and unchanged as of the date of this amendment.

          ** Filed with Registrant's Semi-Annual Report for Registered Investment Companies on Form N-SAR for the six month period ended June 30, 1997, and unchanged as of the date of this amendment.

          *** Filed with Amendment No. 2 to the Registrant's Registration Statement on Form N-2 and unchanged as of the date of this amendment.

Item 25. Marketing Arrangements. None.

Item 26. Other Expenses of Issuance and Distribution. Not applicable.

Item 27. Persons Controlled by or Under Common Control. None.

Item 28. Number of Holders of Securities. The following table shows, as of March 2, 2000, the number of record holders of the Registrant's Common Stock, $0.50 par value, which is its only class of securities:

           (1)                            (2)

                                         Number of Record
     Title of Class                      Holders


     Common Stock,                       411
     $0.50 par value


Item 29. Indemnification. Section 21-20,103 of the Business Corporation Act of Nebraska gives the Registrant power to indemnify its directors, officers, employees, and agents against certain expenses incurred by them in certain threatened, pending, or completed civil and criminal actions, suits, or proceedings by reason of their service in such capacity, subject to certain specified conditions. To the extent that a director or officer of the Registrant is successful on the merits or otherwise in the defense of any such action, suit, or proceeding, he is entitled under Sections 21-20,104 and 21-20,108 of the Business Corporation Act of Nebraska to be indemnified by the Registrant against reasonable expenses incurred by him or her in connection with the proceeding. The foregoing is merely a statement of the general effect of such statutes, to which reference hereby is made for the exact provisions thereof.

     Article X of the Second Restated By-Laws of the Registrant provides, in part, that the Registrant shall indemnify its directors, officers, and certain other persons against certain costs and expenses actually and reasonably incurred by them in connection with the defense, settlement, or other disposition of various types of threatened, pending, or completed civil and criminal actions, suits, or proceedings in which they may be involved by reason of their service in such capacity, except in relation to matters as to which they have been adjudged liable for negligence or misconduct in the performance of their duties to the Registrant in such capacity or when other "disabling conduct" has been alleged, in which cases certain conditions must be met before indemnification is required or permitted. The foregoing is merely a statement of the general effect of such by- law provision, to which reference hereby is made for the exact provisions thereof.

Item 30. Business and Other Connections of Investment Adviser. The principal occupation of all managing directors and officers of FNBO is either with such corporation or its parent, First National of Nebraska, Inc. See also Part A,
Item 9.1.b., above.

Item 31. Location of Accounts and Records. The accounts, books, or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are being maintained by First National Bank of Omaha ("FNBO"), as custodian, investment advisor or transfer agent, by the Registrant, or by Abrahams Kaslow & Cassman ("AKC"), as the Registrant's investment adviser, and as the Registrant's legal counsel, as indicated in the following table, which refers to the various items listed in Regulation 31a-1(b):

                Item            Responsible Person

               (b)(1)           FNBO
               (b)(2)(A)        FNBO
               (b)(2)(B)        FNBO
               (b)(2)(C)        FNBO
               (b)(2)(D)        FNBO
               (b)(2)(E)        FNBO
               (b)(2)(F)        FNBO
               (b)(3)           Not applicable
               (b)(4)           AKC
               (b)(5)           FNBO
               (b)(6)           FNBO

               (b)(7)           Not applicable
               (b)(8)           FNBO
               (b)(9)           FNBO
               (b)(10)          Registrant
               (b)(11)          Registrant
               (b)(12)          FNBO


The address of First National Bank of Omaha appears in Part A, Item 9.1.b, above; the address of the Registrant appears on the cover of this registration statement; the address of Abrahams Kaslow & Cassman is 8712 West Dodge Road, Suite 300, Omaha, Nebraska 68114.

Item 32. Management Services. None.

Item 33. Undertakings. Not applicable.

                 Signature follows on next page.

                                    SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement (Amendment No. 19) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha and State of Nebraska, on the 24th day of March, 2000.

                              PMD Investment Company
                              (Registrant)



                              By:  /s/ J.G. Sawicki
                                   J.G. Sawicki, President